UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 4, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED DECEMBER 6, 2007
EX-99.2 PRESS RELEASE DATED DECEMBER 6, 2007
EX-99.3 PRESS RELEASE DATED DECEMBER 6, 2007

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 4, 2007, the Board of Directors of Doral Financial Corporation (the “Company”) appointed James E. Gilleran and Ramesh N. Shah to serve as directors of the Company.
     Mr. Gilleran previously served as Director of the Department of the Treasury’s Office of Thrift Supervision from December 2001 to April 2005. Mr. Gilleran also served as the President and Chief Executive Office of the Federal Home Loan Bank of Seattle from May 2005 to April 2007 and as the Chairman and CEO of the Bank of San Francisco from October 1994 until December 2000. Mr. Gilleran served as California State Banking Superintendent from 1989 to 1994.
     Mr. Gilleran revived a B.A. from Pace University and a J.D. from Northwestern California University.
     Mr. Shah is the Chairman of WNS North America. Prior to his current position, Mr. Shah held various positions, including Executive Vice President, Head of Retail Banking (1997 - 2004) and Executive Vice President, Marketing and Product Development (1996 - 1997) of GreenPoint Financial.
     Mr. Shah received a B.A. from Bates College and an M.B.A. from Columbia University.
     Each of Messrs. Gilleran and Shah will be entitled to receive an annual retainer fee of $50,000, payable in quarterly installments of $12,500, plus $3,500 for each Board of Directors and committee meeting attended, subject to a maximum attendance fee of $25,000. In addition, the Company will reimburse Messrs. Gilleran and Shah for all reasonable travel expenses incurred in connection with their attendance at meetings. Each of Messrs. Gilleran and Shah will also be entitled to receive a one-time grant of options to purchase 20,000 shares of the Company’s common stock, vesting ratably over five years, at a purchase price equal to the fair market value of the Company’s common stock on the date of grant. In addition, Messrs. Gilleran and Shah will be entitled to receive an annual grant of 2,000 shares of restricted stock, which will vest one year from the date of grant.
     Mr. Gilleran will serve as a member of the Audit and Risk Policy committees of the Board of Directors and Mr. Shah will serve as a member of the Risk Policy and Compensation committees of the Board of Directors. There were no arrangements or understandings between Messrs. Gilleran or Shah and any other person pursuant to which they were elected to their positions. There are no related party transactions between Messrs. Gilleran or Shah and the Company.
Item 7.01 Regulation FD Disclosure.
     On December 6, 2007, the Company issued two press releases announcing the payment and record date of the regular monthly cash dividend on its 7% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B and 7.25% Noncumulative Monthly Income Preferred Stock, Series C.
     On December 6, 2007, the Company also issued a press release announcing the appointment of two new directors.
     Copies of the above-referenced press release are attached hereto as Exhibits 99.1, 99.2 and 99.3.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press Release dated December 6, 2007.
     99.2 Press Release dated December 6, 2007.
     99.3 Press Release dated December 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: December 7, 2007	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel